Exhibit 23.2

Consent Of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 15, 2021, with respect to the consolidated financial statements of Silicom Ltd. and its subsidiaries, incorporated herein by reference.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International

Tel-Aviv, Israel
September 19, 2022

Derech Menachem Begin 146, Tel-Aviv-Yafo  6492103, Israel,
P.O Box 7187 Tel-Aviv 6107120  Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il